Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of April 1, 2022 (this “Amendment”), is entered into by and among GTY Technology Holdings Inc., a Massachusetts corporation (the “Borrower”), each of the subsidiary guarantors party hereto (each a “Guarantor”, and, collectively, the “Guarantors”, and together with Borrower, the “Loan Parties”), the financial institutions party to the Loan Agreement referred to below (each, a “Lender”, and, collectively, “Lenders”), and Acquiom Agency Services LLC, a Colorado limited liability company, as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent are parties to that certain Loan and Security Agreement, dated as of November 13, 2020 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of February 4, 2022, and as further supplemented or otherwise modified from time to time including by this Amendment, the “Loan Agreement”).

WHEREAS, the Borrower has requested that the Lenders make available an additional term loan and amend certain other provisions of the Loan Agreement, and the Lenders have agreed to do so, on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                   Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.                   Second Amendment Term Loans. The Loan Parties, the Agent and each of the Lenders hereby agree that, as of the Second Amendment Effective Date (as defined below), prior to giving effect to the making of the additional term loan pursuant to this Section 2, the outstanding amount of the Term Loan is $25,664,759.77 (the “Initial Term Loan”). Each Lender listed on Annex I attached hereto (each, a “Second Amendment Term Lender”) severally (but not jointly and severally) agrees, on the terms and subject to the conditions set forth herein, to lend to Borrower on the Second Amendment Effective Date, the amount set forth opposite such Lender’s name on Annex I attached hereto under the heading “Second Amendment Term Loan” (the “Second Amendment Term Loan”). The Second Amendment Term Loan shall be deemed to made separate and apart from, and in addition to, the Initial Term Loan and not in repayment or refinancing thereof and shall constitute a part of the Term Loan for all purposes under the Loan Agreement and each Loan Document. Without limiting the generality of the foregoing, the Second Amendment Term Loan shall: (i) constitute a part of the Obligations and have all the benefits thereof, (ii) have all the rights, remedies, privileges and protections applicable to the Term Loan under the Loan Agreement and the other Loan Documents, and (iii) be secured by the Liens granted to the Agent for the benefit of the Lenders under the Loan Agreement and any other Loan Document. After giving effect to the Second Amendment Term Loan pursuant to this Amendment, the aggregate principal amount of the Term Loan outstanding under the Loan Agreement on the Second Amendment Effective Date shall be $30,664,759.77.

3.                   Amendments to the Loan Agreement. In reliance upon the representations and warranties of the Loan Parties set forth in Section 5 below and subject to the conditions to effectiveness set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

(a)                Section 1 of the Loan Agreement is hereby amended by deleting each of the following defined terms currently set forth therein and substituting therefor, the following terms in replacement thereof, respectively, each such term to be inserted in Section 1 of the Loan Agreement in the appropriate alphabetical order:

“Prepayment Fee” means a fee payable by Borrower to Agent, for the account of the Lenders, upon the payment in full of the Initial Term Loan (including at the Maturity Date, any earlier Termination Date, upon the voluntary prepayment in full of the Initial Term Loan or otherwise; such date of payment being referred to as the “Payment Date”), in an amount equal to (i) if (x) a Change in Tax Law occurs which, if any Canadian Loan Party(ies) were to thereafter remain Loan Parties, would result in material adverse tax consequences to the Borrower (as mutually determined by the Borrower and the Required Lenders each acting reasonably and in good faith), (y) the Lenders do not consent to the release of the affected Canadian Loan Party(ies) in accordance with Section 2(d)(v) of this Agreement and (z) the Borrower prepays the remaining balance of the Term Loan in compliance with the Change in Tax Law Prepayment Conditions, $0, and (ii) otherwise, the difference, if any, of (a) $8,750,000, minus (b) the sum of all payments of interest (including PIK Interest), fees, and original issue discount actually paid by Borrower through and including the Payment Date on account of the Initial Term Loan (but excluding any amounts paid to the Agent or the Lenders on account of the reimbursement of out-of-pocket costs and expenses under the Loan Documents and any interest or other amounts paid by the Borrower on account of the Second Amendment Term Loan). For the avoidance of doubt, no Prepayment Fee shall be payable in connection with the prepayment of the Second Amendment Term Loan prior to the Maturity Date.

“Term Loan” means, collectively, the Initial Term Loan and the Second Amendment Term Loan.

“Term Loan Amount” means, the sum of the Initial Term Loan Amount and the Second Amendment Term Loan Amount.

“Term Loan Commitment” means, collectively, the Initial Term Loan Commitment and the Second Amendment Term Loan Commitment.

(b)                Section 1 of the Loan Agreement is hereby amended by inserting the following new defined terms, each such term to be inserted therein in the appropriate alphabetical order:

“Initial Term Loan” means a term loan made by the Lenders to the Borrower pursuant to the Agreement on the Agreement Date in an aggregate principal amount equal to the Initial Term Loan Amount.

“Initial Term Loan Amount” means, as of the Agreement Date, $25,000,000.

“Initial Term Loan Commitment” means, as to each Lender, the amount of the commitment for such Lender set forth on Schedule 1 to this Agreement designated as an “Initial Term Loan Commitment”. With respect to any portion of the Initial Term Loan that has been advanced to or on account of Borrower, each reference to a Lender’s Initial Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding principal balance of the Initial Term Loan.

“Second Amendment” means that certain Second Amendment to Loan and Security Agreement dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors, the Lenders party thereto and the Agent.

“Second Amendment Effective Date” means April 1, 2022.

“Second Amendment Term Loan” means that certain term loan made by the Lenders to Borrower pursuant to the Second Amendment on the Second Amendment Effective Date in an aggregate principal amount equal to the Second Amendment Term Loan Amount.

“Second Amendment Term Loan Amount” means, as of the Second Amendment Effective Date, $5,000,000.

“Second Amendment Term Loan Commitment” means, as to each Lender, the amount of the commitment for such Lender set forth on Annex II to the Second Amendment designated as a “Second Amendment Term Loan Commitment”. With respect to any portion of the Second Amendment Term Loan that has been advanced to or on account of Borrower, each reference to a Lender’s Second Amendment Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding principal balance of the Second Amendment Term Loan.

(c)                Section 2(a)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i)(A) Subject to the terms of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make its share of the Initial Term Loan to Borrower on or about the Agreement Date in an amount equal to such Lender’s Pro Rata Share of the Initial Term Loan Amount. Unless otherwise agreed by the Agent, Lenders and Borrower, each Lender shall make its portion of the Initial Term Loan available to the Agent no later than 1:00 pm Eastern Time in immediately available funds and pursuant to wire instructions provided by the Agent to the Lenders prior to the Agreement Date. Upon Agent’s receipt of all such proceeds from each of the Lenders, the Agent shall fund the Initial Term Loan to the Borrower in accordance with the terms of this Agreement. Upon the making of the Initial Term Loan by the Lenders hereunder, the Initial Term Loan Commitment of each Lender shall terminate. Any portion of the Initial Term Loan not funded on the Agreement Date may not be borrowed hereunder; provided, however, that any Lender which defaults on its obligation to fund its portion of the Initial Term Loan on the Agreement Date may thereafter cure such default by making such amount available to the Borrower as an Initial Term Loan hereunder.

(B) Subject to the terms of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make its share of the Second Amendment Term Loan to Borrower on or about the Second Amendment Effective Date in an amount equal to such Lender’s Pro Rata Share of the Second Amendment Term Loan Amount. Unless otherwise agreed by the Agent, Lenders and Borrower, each Lender shall make its portion of the Second Amendment Term Loan available to the Agent no later than 1:00 pm Eastern Time in immediately available funds and pursuant to wire instructions provided by the Agent to the Lenders prior to the Second Amendment Effective Date. Upon Agent’s receipt of all such proceeds from each of the Lenders, the Agent shall fund the Second Amendment Term Loan to the Borrower in accordance with the terms of this Agreement. Upon the making of the Second Amendment Term Loan by the Lenders hereunder, the Second Amendment Term Loan Commitment of each Lender shall terminate. Any portion of the Second Amendment Term Loan not funded on the Second Amendment Effective Date may not be borrowed hereunder; provided, however, that any Lender which defaults on its obligation to fund its portion of the Second Amendment Term Loan on the Second Amendment Effective Date may thereafter cure such default by making such amount available to the Borrower as a Second Amendment Term Loan hereunder.”

(d)                Section 2(b)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i)               So long as no Prepayment Event has occurred or no Application Event has occurred and is continuing, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders. All payments to be made hereunder by Borrower shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Prepayment Event or no Application Event has occurred and is continuing, to pay accrued interest and principal with respect to the Term Loan, and, thereafter, to Borrower or such other Person entitled thereto under applicable Law. If a Prepayment Event has occurred, all payments to be made hereunder by Borrower shall be applied as follows: first, to pay accrued interest and principal with respect to the Initial Term Loan, second, to pay accrued interest and principal with respect to the Second Amendment Term Loan, and third, to Borrower or such other Person entitled thereto under applicable Law.”

(e)                Section 3(f)(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i)               Borrower shall pay to the Agent, for the benefit of the Lenders based on their respective Pro Rata Shares, a closing fee in an amount equal to: (A) on the Agreement Date, two and one half of one percent (2.5%) of the Initial Term Loan Amount, which fee shall be deemed fully earned and payable on the Agreement Date, and (B) on the Second Amendment Effective Date, two percent (2.0%) of the Second Amendment Term Loan Amount, which fee shall be fully earned and payable on the Second Amendment Effective Date.”

(f)                 The Commitment Schedule attached to the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Annex II attached hereto.

(g)                The “Current Chief Executive Office” and “Location of Records/Other Places of Business/Collateral Locations” of the Borrower on Schedule 8(g) of the Loan Agreement is hereby deleted and replaced in their entirety with 800 Boylston Street, 16th Floor, Boston, MA 02199.

(h)                Schedule 15(a) of the Loan Agreement is hereby amended and restated in its entirety to read as set forth on Annex III attached hereto.

4.                   Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                the Agent and the Lenders shall have received this Amendment and a Note properly executed by the Loan Parties;

(b)                all representations and warranties of the Loan Parties set forth herein and in the Loan Documents shall be true and correct in all material respects, (ii) no Event of Default or any other event which, upon the lapse of time, service of notice, or both, which would constitute an Event of Default under any of the Loan Documents, shall have occurred and be continuing, and (iii) the Loan Parties shall be in compliance with the Loan Agreement and the other Loan Documents; and the Loan Parties shall have certified the foregoing matters to the Agent and the Lenders, in the case of the preceding clauses (i) through (iii) but both before and after giving pro forma effect to the making of the Second Amendment Term Loan;

(c)                the Agent and the Lenders shall have received a certificate from the Loan Parties attaching (i) resolutions authorizing this Amendment and the transactions contemplated thereby, and (ii) a certificate of good standing or its equivalent from such Loan Party’s jurisdiction of incorporation or formation, as applicable, and stating that there have been no changes to the governing and organizational and incumbency information since the Agreement Date, or attaching true and accurate copies of the amended governing and organizational documents and incumbency information in effect as of the date of this Amendment;

(d)                the Agent and the Lenders shall have received (i) all other documents, information and reports required or requested to be executed and/or delivered by the Loan Parties under any provision of this Amendment or any other Loan Documents, and (ii) payment of all reasonable fees and expenses (including the closing fee and the reimbursement of all other reasonable out-of-pocket fees and expenses of the Agent and the Lenders); and

(e)                in addition to the amounts set forth in Section 4(d) above, the Borrower shall have paid to the Agent, for its own account, on or prior to the date hereof a fee in the amount of $2,500 in connection with the amendments contemplated herein.

5.                   Representations and Warranties. To induce the Agent and the Lenders to execute and deliver this Amendment and make the Second Amendment Term Loan, the Loan Parties hereby represent and warrant to the Agent and the Lenders that, after giving effect to this Amendment:

(a)                the representations and warranties of the Loan Parties contained in the Loan Agreement and each other Loan Document are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) on and as of the date hereof and after giving effect to this Amendment and the making of the Second Amendment Term Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date;

(b)                as of the Second Amendment Effective Date, after giving effect to the Second Amendment Term Loan, (i) at fair valuation, all of the properties and assets of the Loan Parties taken as a whole are greater than the sum of the debts, including contingent liabilities, of the Loan Parties taken as a whole; (ii) the present fair saleable value of the properties and assets of the Loan Parties taken as a whole is not less than the amount that would be required to pay the probable liability of the Loan Parties taken as a whole on their debts as they become absolute and matured; (iii) the Loan Parties taken as a whole are able to realize upon their properties and assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business; (iv) the Loan Parties do not intend to, and do not believe that they will, incur debts beyond their ability to pay as such debts mature; and (v) the Loan Parties taken as a whole are not engaged in a business or a transaction, and are not about to engage in a business or transaction, for which their properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which the Loan Parties are engaged;

(c)                no Event of Default or any other event which, upon the lapse of time, service of notice, or both, which would constitute an Event of Default under any of the Loan Documents has occurred and is continuing or will occur after giving effect to the making of the Second Amendment Term Loan;

(d)                this Amendment, the Loan Agreement and each other Loan Document constitute legal, valid and binding obligations of the Loan Parties enforceable against the Loan Parties in accordance with their respective terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

(e)                The execution, delivery and performance by each of the Loan Parties of this Amendment (i) are within each Loan Party’s organizational powers and have been duly authorized by all necessary limited liability company or corporation action, as applicable, (ii) does not require the consent or approval of any person, Government Authority or any other entity, whether acting in an individual, fiduciary or other capacity, except such consents and approvals as have been obtained, and (iii) will not violate any requirement of Law applicable to any Loan Party, or any judgment, order or ruling of any Governmental Authority applicable to any Loan Party.

6.                   Costs and Expenses. The Loan Parties agree to pay or reimburse the Agent and the Lenders for all expenses incurred by the Agent and the Required Lender in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including without limitation reasonable attorneys’ fees and expenses, and all such amounts shall be part of the Obligations.

7.                   Ratification. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, borrower or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby, in each case, including, without limitation, all additional obligations, indebtedness and liabilities resulting from this Amendment and as if each reference in such Loan Documents to the obligations, indebtedness and liabilities secured thereby are construed hereafter to mean and refer to such obligations, indebtedness and liabilities under the Loan Agreement, as amended by this Amendment, and the other Loan Documents. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect (as amended hereby) and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations or other obligations under the Loan Agreement or the Loan Documents.

8.                   Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Section 12 of the Loan Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

9.                   No Waiver. This Amendment shall not constitute a waiver of any Event of Default or any other event which, upon the lapse of time, service of notice, or both, which would constitute an Event of Default, existing under the Loan Agreement, or a waiver or modification of any of the Agent’s or the Lenders’ rights and remedies or of any of the terms, conditions, warranties, representations, or covenants contained in the Loan Agreement, and the Agent and the Lenders hereby reserve all of their rights and remedies pursuant to the Loan Agreement and applicable law.

10.               Event of Default. The failure of the Loan Parties to satisfy any of the terms and conditions of this Amendment shall constitute an Event of Default under the Loan Agreement, and the Agent and the Lenders shall be entitled to all of their rights and remedies under the Loan Agreement and applicable law.

11.               Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be considered one and the same document. Delivery of an executed counterpart of a signature page of this document by facsimile shall be effective as delivery of a manually executed counterpart of this document.

12.               Release of Claims. In consideration of the agreements of Agent and the Lenders contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges Agent and the Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

13.               Agent Direction. By its execution hereof, each of the undersigned Lenders hereby authorizes and directs the Agent to execute and deliver its acknowledgement to this Amendment on the date hereof.

14.               Post-Closing Covenant. On or before three Business Days after the date of this Amendment, the Borrower shall deliver or cause to be delivered to the Agent and the Lenders a certificate of good standing for eCivis, Inc., a Delaware corporation, and Questica Ltd., a Delaware corporation

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	GTY TECHNOLOGY HOLDINGS INC.,
a Massachusetts corporation

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

GUARANTORS:	Open Counter Enterprises Inc.,
a Delaware corporation

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

ecivis, inC.,
a Delaware corporation

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

SHERPA GOVERNMENT SOLUTIONS LLC,
a Delaware limited liability company

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

SHERPA GOVERNMENT SOLUTIONS LLC,
a Colorado limited liability company

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

cITYBASE, INC.,
a Delaware corporation

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

the department of better technology, inc.,
a Delaware corporation

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

QUESTICA LTD.,
a Delaware corporation

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

BONFIRE INTERACTIVE LTD.
a British Columbia company

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

QUESTICA SOFTWARE INC.
a British Columbia company

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

QUESTICA USCDN INVESTMENTS INC.
a British Columbia company

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

1176370 B.C. UNLIMITED LIABILITY COMPANY
a British Columbia unlimited liability company

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

1176363 B.C. LTD.
a British Columbia company

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

1176368 B.C. LTD.
a British Columbia company

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasurer

LENDERS:	CLOVER PRIVATE CREDIT OPPORTUNITIES
ORIGINATION II LP,
a Delaware limited partnership

By: UBS O’Connor LLC, its investment manager

	By:	/s/ Rodrigo Trelles
Name: Rodrigo Trelles
Title: Managing Director

	By:	/s/ Baxter Wasson
Name: Baxter Wasson
Title: Managing Director

LENDERS:	CLOVER PRIVATE CREDIT OPPORTUNITIES
ORIGINATION (LEVERED) II LP,
a Delaware limited partnership

By: UBS O’Connor LLC, its investment manager

	By:	/s/ Rodrigo Trelles
Name: Rodrigo Trelles
Title: Managing Director

	By:	/s/ Baxter Wasson
Name: Baxter Wasson
Title: Managing Director

AGENT:	ACQUIOM AGENCY SERVICES LLC,
a Colorado limited liability company

	By:	/s/ Veronica Colón
	Name:	Veronica Colón
	Title:	Senior Director

[Signature Page to Second Amendment to Loan and Security Agreement]

ANNEX I

Second Amendment Term Loan

Second Amendment Term Loan Lender	Second Amendment Term Loan Commitment
Clover Private Credit Opportunities Origination II LP	$2,715,000
Clover Private Credit Opportunities Origination (Levered) II LP	$2,285,000
Total:	$5,000,000

ANNEX II

Amended Term Loan Commitment

Lender	Initial Term Loan Commitment	Second Amendment Term Loan Commitment
Clover Private Credit Opportunities Origination II LP	$25,000,000	$2,715,000
Clover Private Credit Opportunities Origination (Levered) II LP	$0.00	$2,285,000
Total:	$25,000,000	$5,000,000

ANNEX III

Schedule 15(a)

Notices

If to one or more Loan Parties:	GTY Technology Holdings Inc.
800 Boylston Street, 16th Floor
Boston, MA 02199
Attention: Chief Financial Officer
Email: ir@gtytechnology.com
Telephone: (877) 465-3200

With a copy to:	GTY Technology Holdings Inc.
800 Boylston Street, 16th Floor
Boston, MA 02199
Attention: General Counsel
Email: legal@gtytechnology.com
Telephone: (877) 465-3200

If to Agent:	Acquiom Agency Services LLC 150 Fifth Street, Suite 2600
Minneapolis, MN 55402 Attention: Veronica Colón
Email: vcolon@srsacquiom.com
Telephone: (781) 905-0924

With a copy to:	UBS O’Connor LLC
787 7th Avenue, 13th Floor New York, NY 10019 Attention: Greg Najarian
Email: gregory.najarian@ubs.com
Telephone: (212)-713-4041

With a copy to:	Greenberg Traurig, LLP
One International Place, Suite 2000 Boston, MA 02110
Attention: Jeffrey M. Wolf, Esq.
Email: wolfje@gtlaw.com
Phone: (617) 310-6041

If to any Lender that becomes a Lender
after the Agreement Date:	To such address and facsimile number as are specified on the applicable Assignment and Acceptance